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                                                            Exhibit 1(b)(ii)


                                AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         PRUDENTIAL DIVERSIFIED SERIES



     This Amendment No. 1 to the Agreement and Declaration of Trust (the "Declaration of Trust") of Prudential Diversified Series (the "Trust") is being executed as of August 26, 1998, for the purpose of changing the name of the Trust as reflected in Article I of the Declaration of Trust.

     NOW, THEREFORE, the undersigned do hereby direct that the Declaration of Trust be amended as follows:

     1. Section 1 of Article I of the Declaration of Trust is hereby amended by substituting the name "Prudential Diversified Funds" for the name "Prudential Diversified Series".

     2. This Amendment No. 1 to the Declaration of Trust shall become effective immediately.

     3. Except as amended pursuant to the foregoing paragraphs, the Declaration of Trust is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned, being Trustees of the Trust, have duly executed this Amendment No. 1 to the Declaration of Trust as of the day and year first above written.


                                             /s/ David F. Connor
                                             ------------------------
                                             David F. Connor


                                             /s/ Robert C. Rosselot
                                             ------------------------
                                             Robert C. Rosselot


                                             /s/ S. Jane Rose
                                             ------------------------
                                             S. Jane Rose